Exhibit 99.1

Press Release	Source: Innophos, Inc.

Innophos, Inc. to Release Third Quarter 2006 Financial Results

Wednesday November 8, 7:30 pm ET

CRANBURY, N.J., Nov. 8 /PRNewswire-FirstCall/ — Innophos, Inc., today announced that it will be releasing financial statements for the third quarter ended September 30, 2006 on Tuesday evening, November 14, 2006. The release of financial statements will be followed a live conference call on Wednesday, November 15, 2006 at 1:00 p.m. EST to discuss the results.

Conference Call Details

The company will hold a live conference call to discuss third quarter 2006 financial results on November 15, 2006 at 1:00 p.m. EST. To participate, please dial in to the conference call at (866) 600-0797, access code 1915689. The conference call topic is Innophos, Inc. Earnings Conference Call.

A telephone replay of the call will be available from 2:00 p.m. EST on November 15, until 11:59 p.m. EST on November 22. The replay of the call may be accessed by dialing (800) 642-1687, access code 1915689.

About Innophos, Inc.

Innophos, Inc., (www.innophos.com) is one of the leading North American manufacturers of specialty phosphates, serving a diverse range of customers across multiple applications, geographies and channels. Innophos offers a broad suite of products used in a wide variety of food and beverage, consumer products, pharmaceutical and industrial applications. Innophos’ market-leading positions derive from its experience and dedication to customer service and innovation. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations in Nashville, TN; Chicago Heights, IL; Chicago (Waterway), IL; Geismar, LA; Port Maitland, ON (Canada); and Coatzacoalcos, Veracruz and Mission Hills, Guanajuato (Mexico). ‘IPHS-G’

Source: Innophos, Inc